UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 29, 2025

EVERCOMMERCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40575	81-4063248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3601 Walnut Street, Suite 400
Denver, Colorado 80205
(Address of principal executive offices) (Zip Code)
(720) 647-4948
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EVCM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry Into a Material Definitive Agreement.

On July 29, 2025, certain subsidiaries of EverCommerce Inc. entered into Amendment No. 5 (the “Amendment”) to the Credit Agreement, dated as of July 6, 2021, among EverCommerce Intermediate Inc., EverCommerce Solutions Inc. (the “Borrower”), Royal Bank of Canada, as administrative agent and collateral agent, and the other parties and lenders party thereto (as amended, the “Credit Agreement”). The Amendment, among other things, (i) refinances the existing $529.4 million term loan facility in its entirety with a new class of Term B-2 Loans in an aggregate principal amount of $529.4 million, (ii) extends the maturity date of the Term B-2 Loans to July 6, 2031, and (iii) reduces the applicable margin by 25 basis points with respect to all term loans. The Term B-2 Loans bear interest, at the Borrower’s election, at (x) Term SOFR (as defined in the Credit Agreement) plus an applicable margin of 2.25%, with a minimum Term SOFR rate of 0.50% or (y) Alternate Base Rate (as defined in the Credit Agreement) plus an applicable margin of 1.25%, with a minimum Alternate Base Rate of 1.50%, in each case, with no step-downs. The Term B-2 Loans priced at par. Proceeds from the Term B-2 Loans were used to refinance the existing term loans outstanding under the Credit Agreement immediately prior to giving effect to the Amendment.

Pursuant to the Amendment, with respect to $125.0 million of commitments under the existing $155.0 million revolver, (i) the maturity date was extended to July 29, 2030 and (ii) the applicable margin for (x) Term SOFR loans was reduced to 2.00% and (y) Alternate Base Rate loans was reduced to 1.00%, in each case, subject to one 25 basis points step-up based on the Company’s first lien net leverage ratio. Other than the changes noted above, the terms and conditions of all commitments at closing as well as those extending beyond the original maturity date remain the same as the existing revolver.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 5, dated as of July 29, 2025, to the Credit Agreement, dated as of July 6, 2021, among EverCommerce Intermediate Inc., EverCommerce Solutions Inc., Royal Bank of Canada, as administrative agent and collateral agent, and the other parties and lenders party thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCOMMERCE INC.

Date: July 30, 2025	By:	/s/ Lisa Storey
Lisa Storey
Chief Legal Officer